UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________________________________________________________________
FORM 8-K
________________________________________________________________________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2026
________________________________________________________________________________________________________________
ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________________________________________________________________

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street,	Richmond,	Virginia	23230
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
_______________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.33 1/3 par value	MO	New York Stock Exchange
2.200% Notes due 2027	MO27	New York Stock Exchange
3.125% Notes due 2031	MO31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation of New Chief Executive Officer and New Chief Financial Officer
As previously reported, Salvatore Mancuso was elected Chief Executive Officer (“CEO”) of Altria Group, Inc. (“Altria”) effective upon the conclusion of Altria’s Annual Meeting of Shareholders held on May 14, 2026 (the “Annual Meeting”). As a result of his election, Mr. Mancuso became a salary band A employee. On May 13, 2026, the Compensation and Talent Development Committee of Altria’s Board of Directors (the “Compensation Committee”) set his annual base salary as of May 14, 2026 at $1,350,000. Also in connection with his election, the Compensation Committee approved for Mr. Mancuso a grant of 40,634 restricted stock units (“RSUs”) and 37,246 performance stock units (“PSUs”). The RSUs and any PSUs earned will vest on May 15, 2031, five years after the grant date. The actual number of PSUs that will be earned will range between 0% and 200% of target, depending on actual performance during the 2026 - 2028 performance period. Effective May 14, 2026 as a salary band A employee, Mr. Mancuso’s annual incentive award plan target is 175% of base salary and his annual equity award target is $8.5 million. Additionally, his Long-Term Incentive Plan (“LTIP”) award target for the 2024 – 2026 plan is 260% of salary. His LTIP award targets for the 2025 – 2027 and 2026 – 2028 plans are $4.0 million and $4.0 million, respectively. The award targets were established by the Compensation Committee for salary band A employees at the beginning of each performance period. The awards under the annual incentive award plan and the LTIP will be pro-rated based on his time in each salary band, and, in the case of the 2024 – 2026 LTIP, his salary, during the performance periods. The Compensation Committee also approved an allowance of $125,000 for the period from May 14, 2026 to December 31, 2026 for Mr. Mancuso’s personal use of Altria aircraft. The Compensation Committee considered the potential value of Mr. Mancuso’s personal aircraft usage in determining the other components of his total compensation. Altria will also provide Mr. Mancuso upgrades and monitoring for his residential security system in addition to cybersecurity monitoring.
Also as previously reported, Heather A. Newman was elected Executive Vice President and Chief Financial Officer of Altria effective upon the conclusion of the Annual Meeting. As a result of her election, Ms. Newman became a salary band B employee. On May 13, 2026, the Compensation Committee set her annual base salary as of May 14, 2026 at $800,000. As a salary band B employee, Ms. Newman’s annual incentive award plan target is 100% of base salary and her annual equity award target is $2.25 million. Additionally, her LTIP award target for the 2024 – 2026 plan is 140% of salary. Her LTIP award targets for the 2025 – 2027 and 2026 – 2028 plans are $1.25 million and $1.5 million, respectively. The award targets were established by the Compensation Committee for salary band B employees at the beginning of each performance period. The awards under the annual incentive award plan and the LTIP will be pro-rated based on her time in each salary band, and, in the case of the 2024 – 2026 LTIP, her salary, during the performance periods.
Retirement Arrangements with Former CEO
As previously reported, William F. Gifford, Jr. retired as Altria’s CEO effective upon the conclusion of the Annual Meeting. On May 13, 2026 the Compensation Committee approved a payment under the annual incentive award plan of $995,822, reflecting his award target of 175% of his salary on March 1, 2026, pro-rated through May 14, 2026. The Compensation Committee also approved pro-rated payments under the 2024 – 2026 and 2025 – 2027 LTIPs that will be based on a company performance rating using Altria’s actual business performance for each three-year performance cycle, as determined by the Compensation Committee after the conclusion of each applicable cycle in 2027 and 2028. His pro-rated award target for the 2024 – 2026 LTIP is $3,030,284 and for the 2025 – 2027 LTIP is $1,822,831. There is no guarantee of any payment under the 2024 – 2026 LTIP or 2025 – 2027 LTIP, which, if earned, will be made following the end of the applicable performance cycle and pro-rated through May 14, 2026. Under the terms of the applicable award agreements, Mr. Gifford will forfeit all his unvested RSU and PSU awards, specifically those granted in 2024 and 2025, immediately upon his retirement. Mr. Gifford did not receive an annual equity award in 2026. Additionally, under the terms of the 2026 – 2028 LTIP, Mr. Gifford forfeited eligibility for payment.
On May 13, 2026, the Compensation Committee approved cash payments to Mr. Gifford for (i) his unvested 2024 RSU award (88,718 RSUs) and unvested 2025 RSU award (84,433 RSUs) and (ii) his unvested 2024 PSU award (85,883 PSUs) and unvested 2025 PSU award (81,107 PSUs), in each case pro-rated for the period that Mr. Gifford worked during the applicable vesting periods. The values of the RSU payments will be determined using the average closing price of Altria’s common stock on the New York Stock Exchange (“NYSE”) on each of the 20 trading days immediately preceding and including May 14, 2026. The values of the PSU payments will be determined based on the closing price of Altria’s common stock on the NYSE on the day before the vest date, adjusted by the PSU performance rating as determined by the Compensation Committee after the conclusion of each three-year performance cycle ending in 2026 and 2027. The cash payment for the RSUs will be made in the fourth quarter of 2026; the payments for the PSUs, if any, will be made after the conclusion of the applicable performance cycles ending in 2026 and 2027. Based on the average closing price of Altria’s common stock on the NYSE on each of the 20 trading days immediately preceding and including May 14, 2026, the aggregate cash payment for the RSUs is $6,859,062 and the aggregate cash payment for the PSUs at a target business performance, which also includes target dividend equivalents, is $7,837,712. The final values of the PSU payments will be determined at a later date based on the valuation methods noted above and Altria’s actual business performance. Mr. Gifford will also be entitled to payments and benefits generally available to employees under the terms of Altria’s benefit plans.
The foregoing treatment is consistent with the Guidelines on Compensation Treatment for Departing Executive Officers, adopted by the Compensation Committee in 2021, as described in the “Compensation Discussion and Analysis” section of Altria’s proxy statement for its 2021 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission (the “SEC”) on April 8, 2021). Altria’s annual incentive award program and other executive compensation programs are more fully described in the “Compensation Discussion and Analysis” section of Altria’s proxy statement for the Annual Meeting (filed with the SEC on April 2, 2026). Mr. Gifford will remain subject to the restrictive covenants and other terms of the Confidentiality and Non-Competition Agreement between Altria and Mr. Gifford with the 18-month post-employment restriction period referenced in paragraphs 6 and 7 of that agreement commencing upon the expiration or earlier termination of the Consulting Agreement described below. A copy of the form of the Confidentiality and Non-Competition Agreement was filed previously as Exhibit 10.3 to Altria’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.
In addition, in connection with Mr. Gifford’s retirement, the aircraft time sharing agreement, dated February 23, 2023 (the “Time Sharing Agreement”) between Mr. Gifford and Altria Client Services LLC has been terminated effective May 14, 2026. A copy of the Time Sharing Agreement was filed previously as Exhibit 10.44 to Altria’s Annual Report on Form 10-K for the year ended December 31, 2025.
Consulting Agreement with Former CEO
Mr. Gifford will serve as a consultant to Altria and its Board of Directors following his retirement to help facilitate an effective CEO and CFO transition and as a resource to the Board Directors and the executive leadership team. Pursuant to the Consulting Agreement, dated May 15, 2026, between Mr. Gifford and Altria, Mr. Gifford will provide consulting services from May 15, 2026 through December 31, 2026, unless terminated earlier as set forth in the Consulting Agreement, and will be compensated for his services as a consultant at a rate of $250,000 per month, through December 31, 2026. The monthly payment for May 2026 will be pro-rated. Mr. Gifford will not receive any other compensation in connection with his services as a consultant. A copy of the Consulting Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference in this Item 5.02.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
There were 1,364,466,571 shares of Altria’s common stock represented in person or by proxy at the Annual Meeting, constituting 81.64% of outstanding shares on March 25, 2026, the record date for the Annual Meeting. The matters voted upon at the Annual Meeting and the final voting results are set forth below:
Proposal 1:    Election of 10 Directors.

Name	For	Against	Abstain	Broker Non-Vote
Ian L.T. Clarke	1,013,287,203	8,238,910	3,752,218	339,188,240
Marjorie M. Connelly	1,008,048,874	13,600,216	3,629,241	339,188,240
R. Matt Davis	1,013,953,369	7,535,213	3,789,749	339,188,240
Debra J. Kelly-Ennis	992,663,779	29,046,549	3,568,003	339,188,240
Salvatore Mancuso	1,015,072,387	6,516,667	3,689,277	339,188,240
Kathryn B. McQuade	994,449,272	27,294,877	3,534,182	339,188,240
Virginia E. Shanks	1,013,051,391	8,667,012	3,559,928	339,188,240
Richard S. Stoddart	1,014,437,977	7,088,228	3,752,126	339,188,240
Ellen R. Strahlman	1,012,835,359	8,722,439	3,720,533	339,188,240
M. Max Yzaguirre	1,013,302,757	8,247,365	3,728,209	339,188,240
All nominees were duly elected as directors of Altria.
Proposal 2:    Ratification of the Selection of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026.

For	Against	Abstain
1,312,899,222	46,339,041	5,228,308
The selection of the independent registered public accounting Firm was ratified.

Proposal 3:    Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers.

For	Against	Abstain	Broker Non-Vote
977,966,533	38,503,766	8,808,032	339,188,240
The proposal was approved on an advisory basis.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

10.1	Consulting Agreement, dated May 15, 2026, between Altria Group, Inc. and William F. Gifford, Jr.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ MARY C. BIGELOW
Name:	Mary C. Bigelow
Title:	Vice President, Corporate Secretary and
Associate General Counsel

DATE:    May 18, 2026

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